                           SECTION 906 CERTIFICATION


Pursuant to 18 U.S.C. Section 1350, each of the undersigned officers of Calamos Advisors Trust (the "Company"), hereby certifies, to his knowledge, that the Company's Report on Form N-CSR for the period ended June 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 4, 2003

/s/ John P. Calamos, Sr.
------------------------------------------
Name:  John P. Calamos, Sr.
Title: Principal Executive Officer



/s/ Patrick H. Dudasik
------------------------------------------
Name:  Patrick H. Dudasik
Title: Principal Financial Officer


This certificate is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this certificate required by Section 906 has been provided to Calamos Advisors Trust and will be retained by Calamos Advisors Trust and furnished to the Securities and Exchange Commission or staff upon request.




                                      -3-